Exhibit 10.7

EXECUTION COPY

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of April 15, 2013 (this “Agreement”), is made by Prospect Global Resources, Inc., a Nevada corporation (“Pledgor”), in favor of The Karlsson Group, Inc., an Arizona corporation (“Secured Party”). Pledgor and Secured Party are sometimes referred to in this Agreement, collectively, as the “Parties,” and individually, as a “Party.”

RECITALS

WHEREAS, on August 1, 2012, Prospect Global Resources, Inc., a Delaware corporation and wholly-owned subsidiary of Pledgor (“Prospect DE”), issued to Secured Party that certain Senior First Priority Secured Promissory in the original principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000) (the “Original Note”);

WHEREAS, Prospect DE and Secured Party entered into that certain Amendment to Senior First Priority Secured Promissory Note dated as of the date hereof (the “Amendment” and together with the Original Note, and as the same may hereafter be amended from time to time, the “Note”);

WHEREAS, American West Potash LLC, a Delaware limited liability company, Prospect DE, Pledgor and Secured Party entered into that certain Extension Agreement dated as of the date hereof (the “Extension Agreement”); and

WHEREAS, in consideration of Secured Party entering to the Amendment and the Extension Agreement, Secured Party requires that Prospect DE cause Pledgor to pledge one hundred percent (100%) of the issued and outstanding shares of Prospect DE (the “Pledged Equity Interest”) to Secured Party as additional security for Prospect DE’s obligations under the Note.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

SECTION 1.                         Definitions and Interpretation.  When used in this Agreement, the following terms shall have the following respective meanings:

“Collateral” shall have the meaning assigned to such term in Section 2 below.

“Event of Default” shall have the meaning assigned thereto in the Note.

“Extension Agreement” shall have the meaning assigned thereto in the Note.

“Lien” means any mortgage, pledge, deed of trust, hypothecation, assignment, deposit, arrangement, encumbrance, lien, or preference, priority or other security agreement of any kind or nature whatsoever.

“Permitted Liens” means Liens imposed by law for taxes that are not yet due.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity.

“Proceeds” means “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC (or any other then applicable provision of the UCC).

“Secured Obligations” means the Obligations as such capitalized term is defined in the Note.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Arizona; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the creation or attachment, perfection or priority of Secured Party’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Arizona, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such creation or attachment, perfection of priority and for purposes of definitions related to such provisions.

SECTION 2.                         Grant of Security Interest.  As security for the prompt and complete payment in full when due (whether at stated maturity, acceleration or otherwise) of all the Secured Obligations, Pledgor hereby pledges, assigns, delivers, and transfers to Secured Party, and hereby grants to Secured Party, a first priority perfected security interest in all of Pledgor’s right, title and interest in and to the following property of Pledgor (all of which being hereinafter collectively called the “Collateral”):

(a)                                 The Pledged Equity Interest;

(b)                                 all distributions and rights with respect to the Pledged Equity Interest (whether by dividend, repayment, distribution or exchange); and

(c)                                  all Proceeds of any and all of the foregoing Collateral.

SECTION 3.                         Delivery of Collateral.  Promptly following the execution of this Agreement, Pledgor shall (i) deliver to Secured Party the certificate(s) evidencing the Pledged Equity Interest, together with all necessary instruments of transfer, duly executed in blank, and (ii) file a UCC-1 describing the Pledged Equity Interest.

SECTION 4.                         Distributions on Pledged Equity Interest.  If any distribution is paid on the Pledged Equity Interest, then such distribution shall be paid directly to Secured Party and shall be applied towards repayment of the Secured Obligations; provided, however, that to the extent that such distributions exceed the amount owed under the Secured Obligations, such excess will be distributed directly to Pledgor. Pledgor shall, promptly upon receipt thereof by Pledgor, deliver (properly indorsed where required hereby or requested by Secured Party) to Secured Party all distributions, other cash payments, and proceeds of the Pledged Equity Interest, for application against the Secured Obligations.

SECTION 5.                         Representations and Warranties.  Pledgor hereby represents and warrants to Secured Party that:

(a)                                 Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) the Pledged Equity Interest and the other items of the Collateral, free and clear of any and all Liens, except for Permitted Liens.

(b)                                 The security interest in the Collateral granted to Secured Party hereunder constitutes a valid and enforceable security interest in the Collateral to the extent that a security interest can be created under Article 9 of the UCC, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth therein may be limited by equitable principles (regardless of whether enforcement is considered in a court of law or a proceeding in equity).

SECTION 6.                         Covenants.  Pledgor covenants and agrees with Secured Party that from and after the date of this Agreement and until the Secured Obligations have been completely and finally paid in full:

6.1                               Further Assurances.  At any time and from time to time, upon the reasonable written request of Secured Party, Pledgor will promptly and duly execute and deliver any and all such further instruments, endorsements, powers of attorney and other documents, make such filings, give such notices and take such further action as Secured Party may reasonably deem necessary to obtain the full benefits of this Agreement and of the rights, remedies and powers granted herein.

6.2                               Powers, Control, etc.

(a)                                 To the extent the Pledged Equity Interest ever becomes a certificated security, Pledgor agrees to deliver to Secured Party all certificates evidencing the Pledged Equity Interest, which will be accompanied by duly executed undated blank powers, or other equivalent instruments of transfer.

(b)                                 Pledgor shall (i) promptly confirm for Secured Party that Pledgor has marked the company register for the Pledged Equity Interest or other applicable records to reflect the security interest of Secured Party, (ii) notify Secured Party if Pledgor receives notice of any Lien upon the Pledged Equity Interest, (iii) not agree to accept instructions from any Person in respect of the Pledged Equity Interest and will not accept or execute any instructions to transfer ownership of the Pledged Equity Interest except from Secured Party, and (iv) upon the occurrence and continuation of an Event of Default, Pledgor will comply with instructions with respect to the Pledged Equity Interest originated by Secured Party.

6.3                               Continuous Pledge.  Pledgor will, at all times, keep pledged to Secured Party pursuant hereto all Collateral, all distributions with respect thereto, and other securities, instruments, proceeds, and rights from time to time received by or distributable to Pledgor in respect of the Pledged Equity Interest.

6.4                               Voting Rights; Distributions, etc.  Pledgor agrees that if an Event of Default shall have occurred and be continuing, then at the times as Secured Party has notified Pledgor in writing of Secured Party’s intention to exercise its voting power under this clause:

(a)                                 Secured Party may exercise (to the exclusion of Pledgor) the voting power and all other incidental rights of ownership with respect to the Pledged Equity Interest and Pledgor hereby grants Secured Party an irrevocable proxy, exercisable under the circumstances, to vote the Pledged Equity Interest; and

(b)                                 Pledgor shall promptly deliver to Secured Party the additional proxies and other documents as may be necessary to allow Secured Party to exercise the voting power.

Secured Party agrees that until the time as an Event of Default has occurred and is continuing and Secured Party shall have given the notice referred to in Section 6.4(b) above, Pledgor shall have the exclusive voting power with respect to the Pledged Equity Interest; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken or any action not taken by Pledgor that would be inconsistent with or violate any provision of this Agreement.

SECTION 7.                         Power of Attorney. Pledgor hereby irrevocably constitutes and appoints Secured Party, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, from time to time in Secured Party’s reasonable discretion, during the continuance of an Event of Default which has not been waived in writing by Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all reasonable appropriate action and to execute any and all documents and instruments which are necessary to accomplish the purposes of this Agreement.

SECTION 8.                         Rights and Remedies Upon Default.

(a)                                 If an Event of Default shall have occurred and be continuing, then Secured Party shall have all the rights of a secured party under the UCC (including, without limitation, the right to dispose of the Collateral in any manner permitted under the UCC), shall have all rights now or hereafter existing under all other applicable laws or in equity, and, subject to any requirements of applicable law then in effect, shall have all the rights set forth in this Agreement.  With respect to the enforced collection of the Secured Obligations or the foreclosure of any security interest in the Collateral then securing the Secured Obligations, Secured Party agrees to give Pledgor notice, if any, as required under the UCC.

(b)                                 The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence except as specifically provided in this Agreement.  The rights, powers and remedies of Secured Party under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Secured Party may have against Pledgor.

SECTION 9.                         Waivers.

(a)                                 In order to hold Pledgor liable hereunder, there shall be no obligation on the part of Secured Party, at any time, to resort to payment from Prospect DE or to anyone else, or to any collateral, security, property, liens or other rights and remedies whatsoever, all of which are hereby expressly waived by Pledgor.

(b)                                 Pledgor hereby expressly waives diligence in collection or protection, presentment, demand or protest or in giving notice to anyone of the protest, dishonor, default, or nonpayment or of the creation or existence of any of the Secured Obligations or of any security or collateral therefor or of the acceptance of this Agreement.

(c)                                  Pledgor waives any and all defenses, claims and discharges of Prospect DE, or any other obligor, pertaining to the Secured Obligations, in each case, only to the extent permitted under applicable law.  Without limiting the generality of the foregoing, but only to the extent permitted under applicable law, Pledgor will not assert, plead or enforce against Secured Party any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Prospect DE or any other person liable in respect of any of the Secured Obligations, or any setoff available against Secured Party to Prospect DE or any such other person, whether or not on account of a related transaction.  Pledgor expressly agrees that, subject to applicable law, it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing the Secured Obligations, whether or not the liability of Prospect DE. For the avoidance of doubt, to the fullest extent permitted under applicable law, Pledgor waives any relief available under valuation and appraisement laws and any and all rights or defenses based on suretyship or impairment of collateral including, but not limited to, any rights or defenses arising by reason of: (i) any “one action” or “anti-deficiency” law or any other law which may prevent Secured Party from bringing any action, including a claim for deficiency, against Pledgor, before or after Secured Party’s commencement or completion of any foreclosure action, either judicially or if permitted by applicable law by exercise of a power of sale including, but not limited to, any right to a fair market value hearing, any right to offset the amount owed by any amount other than the amount paid at the trustee’s sale, any right to a statute of limitations shorter than six (6) years, and the provisions of A.R.S. §§ 12-1566, 33-814, 33-725, and 33-727; (ii) any election of remedies by Secured Party which destroys or otherwise adversely affects Pledgor’s subrogation rights or rights to proceed against Secured Party for reimbursement, including without limitation, any loss of rights Pledgor may suffer by reason of any law limiting, qualifying, or discharging any indebtedness; (iii) any disability or other defense of Prospect DE, of any other guarantor, or of any other person, or by reason of the cessation of Prospect DE’s liability from any cause whatsoever, other than payment in full in legal tender, of the Secured Obligations; (iv) any right to claim discharge of the Secured Obligations on the basis of unjustified impairment of any collateral for the Secured Obligations; (v) any statute of limitations, if at any time any action or suit brought by Secured Party against Pledgor is commenced, there are outstanding Secured Obligations which are not barred by any applicable statute of limitations; or (vi) any defenses given to guarantors at law or in equity other than actual payment and performance of the Secured Obligations. If payment is made by Prospect DE, whether voluntarily or otherwise, or by any third party, on the Secured Obligations and thereafter

Secured Party is forced to remit the amount of that payment to Prospect DE’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Secured Obligations shall be considered unpaid for the purpose of the enforcement of this Agreement or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

(d)                                 TO THE FULLEST EXTENT PERMITTED BY LAW, PLEDGOR UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS AND BENEFITS UNDER A.R.S. § 44-142, § 12-1641, ET SEQ. AND RULE 17(F) OF THE ARIZONA RULES OF CIVIL PROCEDURE AND ANY SIMILAR STATUTES OR RULES OF PROCEDURE. PLEDGOR WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF, WHICH PLEDGOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE SECURED PARTY IN ENFORCING THIS AGREEMENT.  AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO PLEDGOR BY PROSPECT DE, OR TO ANY OTHER PARTY LIABLE TO SECURED PARTY FOR THE SECURED OBLIGATIONS, ARE HEREBY SUBORDINATED TO SECURED PARTY’S CLAIMS AND ARE HEREBY ASSIGNED TO SECURED PARTY.  PLEDGOR HEREBY AGREES THAT PLEDGOR MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY THE SECURED PARTY AGAINST PROSPECT DE.  EACH OF PROSPECT DE, PLEDGOR AND THE SECURED PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH LEGAL PROCEEDING IN WHICH PLEDGOR AND THE SECURED PARTY ARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL INDUCEMENT TO THE SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO PROSPECT DE AND ACCEPTING THIS AGREEMENT.

(e)                                  No failure, neglect or omission to enforce or exercise any right against any guarantor shall release or discharge Pledgor hereunder.

SECTION 10.                  Miscellaneous.

10.1                        Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses. Notwithstanding anything to the contrary in Section 10.10(c), if an Event of Default shall have occurred and be continuing, then Pledgor shall promptly reimburse Secured Party for its reasonable attorneys’ fees, costs and out of pocket expenses incurred directly related to the enforcement of this Agreement.

10.2                        Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.2):

If to Secured Party:                                                                                                                                                                                      The Karlsson Group, Inc.

18 Ozone Avenue
Venice, CA 90291
Facsimile: 310-993-0262
E-mail: sevenciel@ca.rr.com
Attention: Michael Stone

with a copy, which shall not constitute notice, to:                         Law Offices of Richard C. Weisberg

33 Derwen Road
Bala Cynwyd, PA 19004
Facsimile 215-689-1504
Email: weisberg@weisberg-law.com
Attention: Mr. Richard Weisberg

If to Pledgor:                                                                                                                                                                                                                         Prospect Global Resources, Inc.

1401 17th Street, Suite 1550

Denver, CO 80202

Facsimile: 720-294-0402

E-Mail: DBarber@prospectGRI.com

Attention: Mr. Damon Barber

with a copy, which shall not constitute notice, to:                         Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, CO 80202

Facsimile: 303-223-1111

E-Mail: jknetsch@bhfs.com

Attention: Jeffrey M. Knetsch

10.3                        Construction; Representation by Counsel. The Parties acknowledge and agree that they have been represented and advised by counsel in connection with the negotiation and preparation of this Agreement, and this Agreement shall be deemed to have been drafted jointly by the Parties, notwithstanding that one Party or the other may have performed the actual drafting hereof.  This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against any Party, and as a whole, giving effect to all the terms, conditions and provisions hereof.  Whenever the context may require, any provisions used in this Agreement shall include the corresponding masculine, feminine, or neuter forms.

10.4                        Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10.5                        Severability.  If any provision of this Agreement is held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

10.6                        Entire Agreement. This Agreement, the Extension Agreement, and the Unconditional Guaranty by and between Pledgor and Secured Party, dated as of the date hereof contains the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the effective date of this Agreement.

10.7                        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided that Secured Party may assign this Agreement as provided in the Note.

10.8                        No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.9                        Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.10                 Governing Law; Submission to Jurisdiction; Fees.

(a)                                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Arizona.

(b)                                 The Parties consent to the sole and exclusive jurisdiction and venue in the Federal or State courts in the County of Maricopa, Arizona, and agree that all disputes based on or arising out of this Agreement shall only be submitted to and determined by said courts, which shall have sole and exclusive jurisdiction.

(c)                                  If any action is brought to enforce or interpret any provision of this Agreement, or the rights or obligations of any Party hereunder, the prevailing or successful Party shall be entitled to recover all reasonable attorneys’ fees and costs incurred or sustained by such Party in connection with such action.

10.11                 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.12                 Termination; Release.  This Agreement shall automatically terminate upon the full, complete and final payment of the Secured Obligations and all rights to the Collateral shall revert to Pledgor.  Upon termination of this Agreement, Secured Party, at the request of Pledgor, will promptly execute and deliver to Pledgor all certificates and instruments representing or evidencing the Collateral pledged by Pledgor and then held by Secured Party, and shall authenticate and file (or permit Pledgor to file) a UCC-3 termination statement with respect to the Pledged Equity Interest.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be executed as of the day and year first above written.

PLEDGOR:

PROSPECT GLOBAL RESOURCES, INC.
a Nevada corporation

By:	/s/ Damon Barber
Name: Damon Barber
Title: President, CEO and Secretary

SECURED PARTY:

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:	/s/ Anders Karlsson
Name: Anders Karlsson
Title: President

[Signature Page – Prospect DE Pledge Agreement]